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                                                                    EXHIBIT 23.4

                CONSENT OF ROMITO, TOMASETTI & ASSOCIATES, P.C.,
                              INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on the Form S-4 of DataWorks Corporation, as amended, of our report dated March 17, 1995, with respect to the combined financial statements of Intrepid Software, Inc., included in the financial statements of Interactive Group, Inc. for the fiscal year ended December 31, 1996.


                                        ROMITO, TOMASETTI & ASSOCIATES, P.C.

Burlington, Massachusetts
August 12, 1997